                                          Registration No. 333-
==============================================================================
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM S-8
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DPL Inc.
      (Exact name of registrant as specified in its charter)


            Ohio                                 31-1163136
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)


        Courthouse Plaza S.W.
           Dayton, Ohio                            45402
(Address of principal executive offices)         (Zip Code)

                             DPL Inc.
                         Stock Option Plan
                      (Full title of the plan)

                      Stephen F. Koziar, Jr.
              Group Vice President and General Counsel
                             DPL Inc.
                       Courthouse Plaza S.W.
                        Dayton, Ohio  45402
               (Name and address of agent for service)

                           (937) 224-6000
    (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

                                         Proposed          Proposed
Title of securities  Amount to be    maximum offering  maximum aggregate      Amount of
 to be registered     registered      price per share   offering price    registration fee
-------------------  ------------    ----------------  -----------------  ----------------
Common Shares,
$0.01 par value     6,625,000 shares     $21.00          $139,125,000       $36,729.00


Common Shares,
$0.01 par value       125,000 shares     $23.00          $  2,875,000       $   759.00

Common Shares,
$0.01 par value     1,250,000 shares     $23.0625 (1)    $ 28,828,125 (1)   $ 7,610.63 (1)
                    ---------                            ------------       ----------
Total               8,000,000 shares                     $170,828,125       $45,098.63


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of
1933 and calculated upon the basis of the average of the high and low prices reported on the New York Stock Exchange on June 22, 2000.
==============================================================================

                             PART I

   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Item 2.   Registrant Information and Employee Plan Annual Information.

     The information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 and the Note to Part I of Form S-8.

                             PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by DPL Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     3.  The Company's Report on Form 8-K dated June 7, 2000.

     4. The description of the Common Shares of the Company contained in the Company's Registration Statement on Form 8-B filed under the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not...

 ...be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the Common Shares offered pursuant to the DPL Inc. Stock Option Plan is being passed upon for the Company by Stephen F. Koziar, Jr., Group Vice President and General Counsel of the Company. Mr. Koziar owns 15,021 Common Shares and holds an option to purchase 495,000 Common Shares granted under the DPL Inc. Stock Option Plan.

Item 6.   Indemnification of Directors and Officers.

     Article VII of the Code of Regulations of the Company provides for indemnification of directors, officers, employees or agents of the Company, or individuals who serve at the request of the Company in such capacities for other entities, against any and all losses, liabilities, damages, expenses, judgments, fines and settlements incurred by them in connection with claims and/or litigation arising out of their service. Article VII provides that indemnification shall be available to the full extent permitted by law including, without limitation, Section 1701.13(E) of the Ohio Revised Code.

     Under Ohio law, the liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceeding in which the claim for indemnification arises was brought (a) other than by and in the right of the corporation ("Category A Proceedings") or (b) by and in the right of the corporation ("Category B Proceedings").

     In Category A Proceedings, a corporation may indemnify each director and officer against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     In Category B Proceedings, a corporation may indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not...

 ...opposed to the best interests of the corporation, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court determines such person is entitled to indemnification; or (ii) any matter in which the only liability asserted against a director or officer relates to an unlawful loan, dividend, distribution of assets or purchase or redemption of shares.

     Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the corporation by a majority vote of a quorum consisting of directors of the corporation who were not parties to the action;
or if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the corporation; or by the court in which such action was brought.

     Article VII does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. Ohio law requires indemnification against expenses where a director or officer is successful on the merits or otherwise in defense of any action. Consistent with Ohio law, Article VII provides that expenses incurred by a director or officer in defending any action may be paid by the Company in advance of final disposition, upon receipt of an undertaking to repay such amount unless it is ultimately determined that he is entitled to indemnification pursuant to Article VII.

     The Company maintains insurance policies covering its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See Exhibit Index on page 9.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)  to include any prospectus required by section
10(a)(3) of the Securities Act of 1933.

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration...

 ...statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on June 22, 2000.


                                   DPL INC.

                                   /s/ Allen M. Hill
                                   -----------------------
                                   By: Allen M. Hill
                                       President and Chief
                                       Executive Officer

                       POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.M. Hill and S.
F. Koziar, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a Director and/or Officer of DPL Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ T.J. Danis           Director                 June 22, 2000
------------------
(T.J. Danis)


/s/ J.F. Dicke           Director                 June 22, 2000
------------------
(J.F. Dicke, II)

/s/ P.H. Forster         Chairman and Director    June 22, 2000
------------------
(P.H. Forster)


/s/ E. Green             Director                 June 22, 2000
------------------
(E. Green)


/s/ J.G. Haley           Director                 June 22, 2000
------------------
(J.G. Haley)


/s/ A.M. Hill            President, Chief         June 22, 2000
------------------       Executive Officer and
(A.M. Hill)              Director (principal
                         executive officer)


                         Director                 June __, 2000
------------------
(W A. Hillenbrand)


/s/ D.R. Holmes          Director                 June 22, 2000
------------------
(D.R. Holmes)


/s/ R.M. Lempke          Vice President and       June 22, 2000
------------------       Chief Financial Officer
(R.M.Lempke)             (principal financial
                         officer)


/s/ E.M. McCarthy        Vice President           June 22, 2000
------------------         and Chief Accounting
(E.M. McCarthy)          Officer (principal
                         accounting officer)



/s/ B.R. Roberts         Director                 June 22, 2000
------------------
(B.R. Roberts)



                         Director                 June __, 2000
------------------
(G.R. Roberts)



                         Director                 June __, 2000
------------------
(S.M. Stuart)

                          EXHIBIT INDEX

Exhibit
-------

  4.1 Rights Agreement dated as of December 3, 1991 between the registrant and The First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 4 to Form 8-K dated December 3, 1991, File No. 1-9052)

  4.2 Amendment No. 1 to Rights Agreement dated as of February 1, 2000 between the registrant and Fleet National Bank (f/k/a BankBoston, N.A., f/k/a The First National Bank of Boston), as Rights Agent (incorporated by reference to Exhibit 1 to Form 8-A/A dated March 21, 2000, File No. 1-9052)

  5.1     Opinion of S.F. Koziar, Jr.

 23.1     Consent of S.F. Koziar, Jr. (included in Exhibit 5.1)

 23.2     Consent of PricewaterhouseCoopers LLP

 24 Powers of Attorney (set forth in signature page of registration statement)